SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to.240.14a-12

HOMEOWNERS CHOICE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

2011

                                             April 30, 2011

TO OUR SHAREHOLDERS:

You are cordially invited to attend our 2011 Annual Shareholders’ Meeting, which will be held at our future headquarters, Cypress Commons, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, on Wednesday, May 25, 2011, at 3 p.m. local time. Shareholders will be admitted beginning at 2:30 p.m.

We look forward to reporting to you and discussing with you our achievements during the past year, the challenges we face, and our plans for the future.

Please read these materials carefully. Also, please sign and return the accompanying proxy card, or follow the instructions on the card for voting by telephone or Internet. That way, your shares will be voted as you direct even if you can’t attend the meeting.

Paresh Patel	Francis X, McCahill
Chairman of the Board	Chief Executive Officer

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF HOMEOWNERS CHOICE, INC.:

TIME:	3 p.m. local time, on Wednesday, May 25, 2011. Shareholders will be admitted beginning at 2:30 p.m.

PLACE:	Cypress Commons

5300 West Cypress, Suite 100

Tampa, Florida 33607

ITEMS OF

BUSINESS:	1.	To elect Class C directors;

2.	To ratify the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011; and

3.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote only if you were a shareholder of record on April 15, 2011.

ANNUAL REPORT	Our 2010 Annual Report to Shareholders, which is not a part of this proxy statement, is enclosed.

PROXY VOTING	It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage paid, pre-addressed envelope or by following the instructions on the proxy card for telephone or Internet voting.

By order of the board of directors,

Andrew L. Graham

Secretary and General Counsel

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2011

TO THE SHAREHOLDERS OF HOMEOWNERS CHOICE, INC.:	April 30, 2011

This proxy statement and the form of proxy (first sent to shareholders on the approximate date set forth above) are delivered in connection with the solicitation by directors of Homeowners Choice, Inc. (the “company,” “we,” or “us”), a Florida corporation, of proxies to be voted at our 2011 Annual Meeting of Shareholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Shareholders on Wednesday, May 25, 2011, beginning at 3 p.m., local time. The Annual Meeting will be held at our future headquarters, Cypress Commons, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607. Shareholders will be admitted beginning at 2:30 p.m.

It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares you own, please date, sign and return the enclosed proxy card promptly or follow the instructions on the card for voting by telephone or Internet.

At the meeting, the use of cameras, audio or video recording equipment, communications devices or similar equipment will be prohibited.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 25, 2011:

This proxy statement and the 2010 Annual Report to Shareholders are available at

http://www.hcpci.com/2010proxymaterials

Upon your written request, we will provide you with a copy of our 2010 annual report on Form 10-K, including exhibits, free of charge. Send your request to Homeowners Choice, Inc., c/o Jay Madhu, Director of Investor Relations, 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

2340 DREW STREET, SUITE 200

CLEARWATER, FLORIDA 33765

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

The principal purposes of the Annual Meeting are to elect two directors to the company’s board of directors and to ratify the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011. In addition, our management will report on our performance during 2010 and respond to questions from shareholders.

When were these materials mailed?

We began mailing this proxy statement on or about April 30, 2011.

Who is entitled to vote?

Shareholders of record at the close of business on the record date, April 15, 2011, are entitled to vote in person or by proxy at the Annual Meeting. In general, shareholders are entitled to one vote per share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. The board of directors has determined that the board of directors should include three Class C directorships. However, the board of directors has not nominated anyone to replace director Krishna Persaud, who is not standing for re-election. Hence because two directors are to be elected at this Annual Meeting, each share will entitle the shareholder to two votes, one per director. Shareholders may not cumulate their votes. As of April 15, 2011 there were 6,061,802 common shares outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as “WITHHOLD AUTHORITY” and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular proposal and has not received instructions as to that proposal from the beneficial owner.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “shareholder of record.” This Notice of Meeting and Proxy Statement has been provided directly to you by Homeowners Choice, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or Internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. This Notice of Meeting and Proxy Statement has been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, or follow the instructions on the proxy card for voting by telephone or Internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

How do I vote?

By ballot at the meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, Limited Liability Company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors (Proposal 1), each share held by a shareholder of record will be entitled to two votes, one for each director to be elected. Your option with respect to each director will be to vote “FOR” the director or to abstain from voting. In the vote to ratify the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2), each share held by a shareholder of record will be entitled to one vote. Your options will be to vote “FOR” or “AGAINST” or to “ABSTAIN.”

By proxy. If you complete, sign and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or Internet, then your shares will be voted as you direct. In the election of directors (Proposal 1), your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.” In the proposal to ratify the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2), your options will be to direct votes “FOR” or “AGAINST” or to direct the proxy to “ABSTAIN” from voting on that proposal. If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

Can I vote by telephone or Internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or Internet, your shares will be voted as you direct.

What does it mean if I receive more than one proxy card?

You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each proxy card you receive or follow the telephone or Internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your instructions any time before midnight the day before the meeting.

In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Annual Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the board of directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, at their own discretion. As of the date this proxy statement went to print, we did not know of any other matter to be raised at the Annual Meeting.

If you are a beneficial shareholder and you sign and return your proxy card without indicating your instructions, then your broker or nominee will vote or not vote in accordance with the rules of the New York Stock Exchange (provided the broker or nominee is a member of the New York Stock Exchange). If a voting matter is designated by the New York Stock Exchange as “routine,” then your broker or nominee may vote or not vote at its discretion. If a voting matter is designated “non-routine” by the New York Stock Exchange, then your broker or nominee cannot vote without your instructions.

Which voting matters are considered routine or non-routine?

In general, uncontested matters and matters not involving a merger or consolidation or affecting substantially the rights or privileges of the stock are considered routine under the rules of the New York Stock Exchange. Accordingly, we expect the New York Stock Exchange will designate as routine the proposal to ratify the appointment Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2) and brokers and other nominees will be permitted to vote on that matter. On the other hand, the New York Stock Exchange views matters involving the election of directors to be non-routine. Accordingly, the election of directors (Proposal 1) will be designated by the Exchange as non-routine and brokers and other nominees will not be permitted to vote on that matter without instructions from the beneficial owner.

What happens if I do not submit a proxy card and do not vote by telephone or Internet?

If you are a shareholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are the beneficial owner of shares held in the name of a member of the New York Stock Exchange, that member may vote in its discretion on matters deemed routine by the New York Stock Exchange. The member may not vote on matters considered “non-routine.”

What are the board’s recommendations?

The board’s recommendations are set forth elsewhere in this proxy statement (see pages 7 and 8). In summary, the board recommends votes—

➢	FOR election of the following nominees for director positions:

Sanjay Madhu

Anthony Saravanos

➢	FOR ratification of the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011.

What vote is required to approve each item?

Election of directors. In the election of directors, the two highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Ratification of appointment of independent registered public accounting firm. The proposal to ratify the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011 will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

Other matters. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved if the number of votes favoring the matter exceeds the number of votes opposing the matter.

How will votes be counted?

All votes will be tabulated by the secretary of the company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial shareholders and have agreed to reimburse those institutions for their out-of-pocket expenses.

RULES OF CONDUCT

To ensure fair, orderly and constructive meetings, the board of directors has adopted the following rules of conduct for shareholder meetings.

1. All attendees must register before entering the meeting room.

2. The meeting will follow the schedule set forth on the agenda.

3. Only shareholders of record as of the record date or their duly authorized representatives are entitled to vote or address the meeting.

4. No business will come before the meeting except in compliance with Article II, Section 10 of our bylaws and its prior notice requirements.

5. No one may address the meeting unless recognized by the presiding officer of the meeting.

6. Each speaker will be limited to 3 minutes and 3 questions. Questions and comments must be directly relevant to the company’s business or operations. Questions or comments that are repetitious, relate to pending or threatened litigation, or deal with general economics, politics or public policy are prohibited.

7. Rude or disruptive behavior is prohibited.

8. The use of cameras, audio or video recording equipment, communications devices or similar equipment is prohibited.

9. Attendees who violate these rules may be removed.

10. The decisions of the presiding officer in interpreting and enforcing these rules of conduct will be final.

PROPOSAL NO. 1

Election of Directors

Two directors are to be elected at the Annual Meeting. In accordance with the company’s articles of incorporation, the board of directors is divided into three classes. Each class consists of three directors, unless there is a vacancy. All directors within a class have the same three-year terms of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes expire in 2011 (Class C directors), 2012 (Class A directors) and 2013 (Class B directors). Class C will have a vacancy because director Krishna Persaud will not stand for re-election at the 2011 Annual Meeting and no one has been nominated to succeed him. Each of the Class C directors elected at the 2011 Annual Meeting will be elected to serve a three-year term.

With the recommendation of the governance and nominating committee, the board of directors has nominated the following persons to stand for election as Class C directors at the 2011 Annual Meeting of Shareholders, with terms expiring in 2014:

Sanjay Madhu

Anthony Saravanos

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the board of directors may select. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of Sanjay Madhu and Anthony Saravanos as Class C directors of Homeowners Choice, Inc. The nominees receiving the two highest “FOR” vote totals will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY — ITEM 1 ON YOUR PROXY CARD.

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The company’s audit committee has appointed Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011. Hacker, Johnson & Smith P.A. has served in that capacity since the company’s initial public offering in 2008. At the Annual Meeting, shareholders will be asked to ratify the audit committee’s appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm. Regardless of the outcome of this vote, the audit committee will retain the sole authority to appoint the company’s independent registered public accounting firm. If the appointment is not ratified, then the audit committee will reconsider its appointment. Even if the appointment is ratified, the audit committee may appoint a different independent registered public accounting firm for the company.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm. This proposal will be approved if the number of votes for the proposal exceeds the number of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF HACKER, JOHNSON & SMITH P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ITEM 2 ON YOUR PROXY CARD.

OTHER BUSINESS

We do not expect any other matters to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy as recommended by the board of directors or, if no recommendation is given, at their own discretion using their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

Directors Standing for Election (Class C)

Sanjay Madhu, age 44, is our vice president of marketing and director of investor relations, having served as our director of investor relations since February 2008. Additionally, Mr. Madhu has been a director of our company since May 2007. As an owner and manager of commercial properties, Mr. Madhu has been president of 5th Avenue Group LC since 2002 and President of Forrest Terrace LC since 1999. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He has also been president of The Mortgage Corporation Network (correspondent lenders) since 1996. Prior to that, Mr. Madhu was vice president, mortgage division, First Trust Mortgage & Finance, from 1994 to 1996; vice president, residential first mortgage division, Continental Management Associates Limited, Inc., from 1993 to 1994; and president, S&S Development, Inc. from 1991 to 1993. None of the foregoing companies is an affiliate of Homeowners Choice, Inc. He attended Northwest Missouri State University, where he studied marketing and management.

Mr. Madhu brings considerable business, marketing and real estate experience to the board of directors. Real estate experience has become increasingly important to the company as it makes and considers significant real estate investments. In addition, Mr. Madhu has a substantial personal investment in the company.

Anthony Saravanos, age 40, has been a director of our company since May 2007. Since 2005, Mr. Saravanos has been vice president of The Boardwalk Company, a full-service real estate company located in Palm Harbor, Florida. The Boardwalk Company is not affiliated with Homeowners Choice, Inc. Since 2001, he has been managing partner of several commercial property entities with a combined total of 13 properties in Florida and New York. From 1997 to 2001, he served as district manager, marketing and sales, for DaimlerChrysler Motors Corporation, Malvern, Pennsylvania. Mr. Saravanos graduated from Ursinus College, Collegeville, Pennsylvania, with a double major in Economics and Spanish. He earned a master’s degree in business administration with an emphasis in marketing from Villanova University, Villanova Pennsylvania. At Villanova he was inducted into the Beta Gama Sigma Honor Society. Mr. Saravanos also attended Quanaouac Institute, Cuernavaca, Mexico, for intensive Spanish studies and a cultural immersion program. A licensed real estate broker, Mr. Saravanos is a Certified Commercial Investment Member. He was named #1 Top Producer for 2010 by the Florida Gulfcoast Commercial Association of Realtors.

He brings considerable business, management, finance, marketing and real estate experience and business education to the board of directors. Real estate experience has become increasingly important to the company as it makes and considers significant real estate investments. Mr. Saravanos also serves on our audit committee. His financial sophistication is evidenced by his business education and his work experience. For example, as a district manager for DaimlerChrysler Motors Corporation he was required to read, understand and analyze financial information. His ability to analyze financial information is considered of importance in enhancing oversight of the company’s performance, monitoring its financial disclosure and evaluating growth opportunities. Important also, Mr. Saravanos has a substantial personal investment in the company.

Class C Director Not Standing for Election at the Annual Meeting

Krishna Persaud, age 49, has been a director of our company since May 2007. In April 2011, he notified the company that he would not stand for re-election to the board of directors at the Annual Meeting.

Directors Continuing in Office

Directors whose present terms continue until 2012 (Class A):

Francis McCahill, III, age 63, has served as our president and chief executive officer and as a director of our company since November 2006. He also currently serves as the president and as a director of our four subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc., Homeowners Choice Managers, Inc., Claddaugh Casualty Insurance Company, Ltd. and Southern Administration, Inc. Mr. McCahill has notified the company of his resignation from the board of directors and all other directorships and all offices within the company effective June 30, 2011. Mr. McCahill’s insurance career began in 1971. His experience includes senior level positions with major insurance brokerage firms including Frank B. Hall and Johnson & Higgins. From 1977 to 1988, he managed the worldwide risk management programs of New York City-based Bristol-Myers Squibb Corp., Norton Simon, Inc. and Florida-based Harris Corporation. In 1991, after managing Johnson & Higgins’ Central Florida Region, Mr. McCahill founded Braishfield of Florida, Inc. and Pollution Liability United States, Inc. As founder/president of those organizations, he established both entities as major insurance service providers throughout Florida. Mr. McCahill also founded Cypress Underwriters, Inc. of Port St. Lucie, Florida where he served as president from 1999 to 2006 and was Tribunalized by Lloyd’s of London. Mr. McCahill attended the United States Merchant Marine Academy, earned his bachelor’s degree from St. John’s University (College of Insurance), and attended Concord University School of Law. He received a number of certificates in finance and risk management from the Wharton School of Business and the University of Florida.

Mr. McCahill has brought considerable insurance industry experience to the board of directors.

Harish M. Patel, age 54, was appointed on April 9, 2011 by our board of directors to fill a vacancy among our Class A directors and to serve on the company’s audit committee. Harish Patel has no familial relationship to Paresh Patel, our chairman of the board. From 1976 to 1987, Mr. Patel served in various capacities, including as director of sales, director of operations and director at large, for Colorama Photo Processing Laboratories, a family-owned photo processing business located in London, England, which pioneered the provision of next-day and same-day photo processing services to retail outlets in Central London and later provided those services to other regions of the United Kingdom. From 1987 to 1992, Mr. Patel served in various capacities, including as director at large, for Colorama Pharmaceuticals Ltd., a family-owned start-up venture which distributed pharmaceuticals to the client base of the photo processing company. From 1992 to 2005, he served as director for Kwik Photo Retail Stores, a London-based, operator of stand-alone and in-store retail photo processing labs. During his tenure, the company expanded from 23 company-owned stores to over 100 outlets. In addition he established and managed a United States-based data processing subsidiary for that company. Since 2006, he has served as a director for Medenet, Inc. a medical software company based in St. Petersburg, Florida. None of the foregoing companies is affiliated with this company. Mr. Patel holds a bachelor’s degree in business administration from South Bank Polytechnic.

Mr. Patel brings a wide range of business and management experience to the board of directors. We expect Mr. Patel’s business and management experience will enhance oversight of the company’s business performance and financial disclosure. We believe also that the knowledge he has gained from his experiences, in particular his knowledge of software systems and health care, will be valuable as the company considers and seeks growth opportunities. Also important, Mr. Patel has a substantial personal investment in the company.

Martin A. Traber, age 65, is a founder of the company. He has been a director of our company since its inception. Since 1994, Mr. Traber has been a partner of Foley & Lardner LLP, in Tampa, Florida, representing clients in securities and corporate law transactions. Mr. Traber earned a Bachelor of Arts and a Juris Doctor from Indiana University. Mr. Traber is a founder of NorthStar Bank in Tampa, Florida and from 2007 to 2011 served as a member of the board of directors of that institution.

Mr. Traber brings considerable legal, financial and business experience to the board of directors. He has counseled and observed numerous businesses in a wide range of industries. The knowledge gained from his observations and his knowledge and experience in business transactions and securities law are considered of importance in monitoring the company’s performance and when we consider and pursue business acquisitions and financial transactions. Mr. Traber also serves on the governance and nominating committee and our compensation committee. As a corporate and securities lawyer he has a fundamental understanding of governance principles and business ethics. His knowledge of other businesses and industries is useful in determining management and director compensation. Important also, Mr. Traber has a substantial personal investment in the company.

Directors whose present terms continue until 2013 (Class B):

George Apostolou, age 60, has been a director of our company since May 2007. Born in Erithri-Attikis, Greece, Mr. Apostolou moved to the United States in 1971 and earned his State of Florida Contractor’s License in 1983. In 1987, he established George Apostolou Construction Corporation and has since built more than 200 commercial buildings, including government services buildings, churches, office buildings and retail centers. That company is not affiliated with Homeowners Choice, Inc. In addition to contracting, Mr. Apostolou has been involved in the development and investment of many commercial projects and now owns more than 20 properties in the Tampa Bay area.

Mr. Apostolou brings considerable business, management and real estate experience to the board of directors. We expect Mr. Apostolou’s business and management experience will enhance oversight of the company’s business performance. Moreover, real estate experience has become increasingly important to the company as it makes and considers significant real estate investments. Mr. Apostolou also serves on our audit committee and our governance and nominating committee. His business experience gives him a fundamental understanding of financial statements and business operations. Important also, Mr. Apostolou has a substantial personal investment in the company and played a large role in bringing initial investors to the company.

Paresh Patel, age 48, is currently executive chairman of strategic planning, technology and investments. Mr. Patel is a founder of the company. He has been a director of our company since its inception and has served as the chairman of our board since May 2007. Mr. Patel developed and continues to oversee development of the company’s policy administration systems. Since 2006, Mr. Patel has served also as president of Scorpio Systems, Inc., a software development company of which he is the sole owner. (See “Transactions with Related Persons.”) As a private investor from 2000 to 2006, Mr. Patel used statistical and probability techniques to develop and implement a system for managing money as a business to generate cash flow. Prior to that, Mr. Patel was director of customer care and billing with Global Crossing from 1998 to 2000. In that position, Mr. Patel defined business processes and systems, hired and trained department staff and led the merger of the customer care and billing systems with those of that company’s acquisitions. As an independent consultant from 1991 to 1998, Mr. Patel worked with large international telephone companies. Mr. Patel holds bachelor’s and master’s degrees in electronic engineering from the University of Cambridge in United Kingdom.

Mr. Patel brings to the board of directors considerable experience in business, management, systems and technology, and because of those experiences and his education, he possesses analytical and technology skills which are considered of importance to the operations of company, the oversight of its performance and the evaluation of its future growth opportunities. Furthermore, his performance as executive chairman has indicated an in-depth understanding of the company’s insurance business. He is a founder of the company and has a substantial personal investment in the company.

Gregory Politis, age 58, has been a director of our company since November 2006. Mr. Politis is president of Xenia Management LLC, a real estate portfolio management company he established in 1988, and has interests in 29 real estate developments in the Miami-Dade County, Orlando, Greater Tampa Bay and Montreal, Canada areas. Xenia Management LLC is not affiliated with Homeowners Choice, Inc. (See “Transactions with Related Persons.”) During his career, Mr. Politis has developed and retained ownership of retail centers and commercial office space, with a primary focus on buildings housing federal and state government agencies. He was a founding member of Hellenic American Board of Entrepreneurs and a recipient of the Building Owners and Managers Association (BOMA) Building of the Year Award. Mr. Politis has served as a director of NorthStar Bank and Florida Bank.

Mr. Politis brings considerable business, management and real estate experience to the board of directors. We expect his business and management experience will enhance oversight of the company’s business performance. Moreover, real estate experience has become increasingly important to the company as it makes and considers significant real estate investments. Mr. Politis also serves on the company’s governance and nominating committee and its compensation committee. His business experience gives him a fundamental understanding of business operations. Important also, Mr. Politis has a substantial personal investment in the company.

Arrangements as to Selection and Nomination of Directors

We are aware of no arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our governance and nominating committee, our board of directors has determined that former director Garth A. Vernon was and current directors Martin A. Traber, Harish M. Patel, Krishna Persaud, Anthony Saravanos and George Apostolou are “independent directors” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. Under that rule, the board of directors determines whether a director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In the case of Mr. Traber, the Committee considered his role as a partner of Foley & Lardner LLP, which provides legal services to the company, and determined that the fees received by the law firm from us amount to less than 1% of the firm’s total revenue. The committee also considered Mr. Traber’s personal financial substance, his other sources of income and his lack of dependence upon legal fees from the company. In the case of Mr. Persaud, the committee considered the purchase of certain shares of his stock by the company and determined the transaction was related solely to his investment in the company. As noted above, Mr. Persaud has chosen not to stand for re-election at the 2011 Annual Meeting.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of April 11, 2011:

Name	Age	Title
Francis McCahill, III	63	President and chief executive officer; director
Paresh Patel	48	Chairman of the board of directors; executive chairman for strategic planning, technology and investments
Richard R. Allen	64	Chief financial officer
Sanjay Madhu	44	Vice president of marketing and director of investor relations; director
Andrew L. Graham	53	Vice president and general counsel

Biographical information for Messrs. McCahill, Patel and Madhu appears above under the heading “Directors.”

Richard R. Allen has served as the chief financial officer of our company since November 2006 and also serves as a director of our subsidiary company, Claddaugh Casualty Insurance Company, Ltd. Mr. Allen has over thirty years of experience in property/casualty insurance finance and management to include agency/broker relations, reinsurance and financial controls and reporting and third party administration. He has held various positions with several insurance companies as chief financial officer, controller and senior accounting manager. From 1999 to 2005, Mr. Allen served as the internal auditor of Anthem Blue Cross and Blue Shield. From 1996 to 1998, Mr. Allen served as controller for Symons International Group. From 1994 to 1996, Mr. Allen served as controller/treasurer of Coronet Insurance. In addition, Mr. Allen served as the budget/cost manager of Bankers Life and Casualty from 1982 to 1990, and as the controller of Bankers Standard Insurance Company, an affiliate of CIGNA, from 1969 to 1981. He has experience in forensic accounting and has participated as a consultant in numerous projects with state insurance departments. Mr. Allen earned his Bachelor of Science degree from Quincy University in Quincy, Illinois.

Andrew L. Graham has served as our general counsel since June 1, 2008 and also currently serves as our corporate secretary. Mr. Graham served from 1999 to 2007 in various capacities, including general counsel, for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly-held provider of communications services headquartered in Tampa, Florida. Mr. Graham also serves on the board of trustees of Hillsborough Community College, which serves over 40,000 students annually. Mr. Graham holds a Bachelor of Science degree from Florida State University and a Juris Doctor, as well as a Master of Laws (L.L.M.) in Taxation, from the University of Florida College of Law.

ARRANGEMENTS AS TO SELECTION AND NOMINATION OF EXECUTIVE OFFICERS

We are aware of no arrangements as to the selection or appointment of executive officers.

TRANSACTIONS WITH RELATED PERSONS

Transactions

Lease of Corporate Headquarters

On April 8, 2008, we entered into a lease with Xenia Management LLC, a company owned and operated by Gregory Politis, one of our directors. The lease is for our headquarters, 6,000 square feet of office space and 1,498 square feet of common area, in Clearwater, Florida. The lease commenced in July 2008 and requires us to make monthly lease payments of $12,500, which includes $2,500 for common area maintenance. The initial term of the lease will expire July 15, 2013. We, at our option, may renew the initial term of the lease for three additional periods of five years each by providing written notice of renewal at least six calendar months before the end of the initial five-year term. If we renew the lease, the monthly lease payments will increase by approximately 15% in each successive five-year renewal period.

Software License Agreement

We license our policy administration software from Scorpio Systems, Inc., a company owned and operated by Paresh Patel, the chairman of our board of directors. The license agreement was effective as of November 1, 2007. The license agreement is perpetual until terminated. The license agreement may be terminated by either party upon six months’ written notice or by Scorpio Systems, Inc. upon thirty days’ written notice to us within three months following the occurrence of a change in control of our company. Under the terms of the license agreement, Scorpio Systems, Inc. grants us an exclusive, perpetual, nontransferable, worldwide license to use the software in connection with policy administration services performed with regard to insurance policies issued by our company or any of our wholly-owned subsidiaries. In exchange for the license, we have agreed to pay to Scorpio Systems, Inc. a license fee of one dollar per policy generated as a new policy issued or a paid renewal policy. The license fees are to be paid quarterly. For 2010, the license fees totaled $58,570. The amount to be paid under the license agreement will increase as the number of new policies and paid renewal policies increases.

Consulting Agreement

On June 1, 2007, we entered into a consulting agreement with Scorpio Systems, Inc., a company owned and operated by Paresh Patel, the chairman of our board of directors. The consulting agreement may be terminated by either party at any time upon fifteen days’ written notice to the other party. Upon such a termination of the consulting agreement by us, Scorpio Systems, Inc. shall be entitled to receive any unpaid consulting fees owing to it up through and including the date of termination. We may terminate the consulting agreement immediately in the event that Mr. Patel no longer owns a controlling interest in Scorpio Systems, Inc., or in the event of Mr. Patel’s death or incapacity.

Under the terms of the agreement, Scorpio Systems, Inc. provides us with business advice, information and consultation regarding the insurance industry. In consideration for these services, we pay a monthly fee of $25,000 to Scorpio Systems, Inc. and reimburse Scorpio Systems, Inc. for its reasonable and customary business expenses incurred in the performance of its services. Pursuant to the agreement, Scorpio Systems, Inc. will not disclose confidential information related to our company, and Scorpio Systems, Inc. may not solicit customers for a period of one year after the agreement’s termination. For 2010, consulting fees totaling $300,000 were paid to Scorpio Systems, Inc. with respect to this agreement. In 2009, Mr. Patel was named an executive of the company. We expect to enter into an employment contract with Mr. Patel and terminate the consulting arrangement.

Legal Services

One of our directors, Martin A. Traber, is a partner at the law firm of Foley & Lardner LLP, and since our inception in 2007, the firm has provided legal representation to us on certain matters, including our 2008 initial public offering. During 2010, Foley & Lardner LLP billed us approximately $266,000. Such amount includes fees billed in connection with our preferred stock offering and represents less than 1% of Foley’s fee revenue. These services were provided on an arms’ length basis, and paid for at fair market value. We believe that such services were performed on terms at least as favorable to us as those that would have been realized in transactions with unaffiliated entities or individuals.

Stock Repurchase

On January 20, 2010, the company repurchased from one of our directors, Krishna Persaud, 200,000 shares of the company’s common stock at a price of $7.00 per share for a total cost of $1,400,000. Such shares were repurchased under a stock purchase agreement with a price below the $7.95 market value of the company’s common stock on the date of the transaction. In addition, on April 4, 2011, the company purchased 80,000 shares of the common stock from Mr. Persaud at a price of $8.00 per share when the market price per share was approximately $8.20. Such repurchases were not part of a publicly announced plan or program.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by the audit committee. That policy is set forth in the audit committee charter. Our practice is that such transactions are approved by a majority of disinterested directors. The policy sets forth no standards for approval. Directors apply their own individual judgment and discretion in deciding such matters.

ADVERSE INTERESTS

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the company or has a material interest adverse to the company.

SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 filed for the year 2010, we believe that all of our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. In addition all such forms were filed timely, with the exception of two separate filings by Mr. Paresh Patel: a Form 4 filed on June 21, 2010 that was due on June 18, 2010 and a Form 4 filed on November 8, 2010 that was due on November 4, 2010; one filing by Mr. Sanjay Madhu: a Form 4 filed on November 8, 2010 that was due on November 4, 2010; one filing by Mr. Martin Traber: a Form 4 filed on October 21, 2010 that was due on September 2, 2010; and one filing by Mr. Krishna Persaud: a Form 4 filed on November 8, 2010 that was due on November 4, 2010.

CODE OF ETHICS

We have adopted a code of ethics applicable to all employees and directors, including our chief executive officer and chief financial officer. We have posted the text of our code of ethics to our Internet website: www.hcpci.com. Select “Investors” from the left and then select “Corporate Governance” and then “Code of Conduct.” We intend to disclose any change to or waiver from our code of ethics by posting such change or waiver to our Internet website within the same section as described above.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors held thirteen formal meetings during 2010. During 2010, no director attended less than 75% of the board and applicable committee meetings.

Board members are encouraged, but not required to attend the Annual Meeting of the Shareholders. All directors but Garth A. Vernon attended the 2010 Annual Meeting of the Shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established procedures by which shareholders may communicate with members of the board of directors. If you wish to communicate with the board of directors or a specified member of the board you may send written communications addressed to Board of Directors, Homeowners Choice, Inc., c/o Andrew L. Graham, Secretary of the Corporation, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. The communication should include your name and the class and number of shares you own. Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the board of directors or the specified member of the board to whom the communication is addressed.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has an audit committee, a compensation committee, and a governance and nominating committee.

Audit Committee

The company has a separately-designated standing audit committee established in accordance with the Securities and Exchange Act of 1934. The audit committee’s responsibilities include the following:

•	assisting our board of directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices;

•	overseeing the work of our internal accounting and auditing processes;

•	discussing with management our processes to manage business and financial risk;

•	making appointment, compensation and retention decisions regarding and overseeing the independent auditor engaged to prepare or issue audit reports on our financial statements;

•

establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures; and

•	conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis.

The audit committee is composed of three members: Anthony Saravanos, its chairman; Harish M. Patel and George Apostolou. During 2010, Krishna Persaud served as a member of the audit committee. As previously stated, Mr. Persaud has chosen not to stand for re-election to the board of directors. He has resigned from the company’s audit committee. Garth A. Vernon served on the audit committee until his resignation from the board of directors on May 26, 2010. Since our common shares are listed on The NASDAQ Global Select Market, we are governed by its listing standards. Accordingly, each member of the audit committee is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC and meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The board of directors has determined that Mr. Saravanos is an audit committee financial expert. The audit committee met formally four times during 2010 and otherwise acted by unanimous written consent. The board of directors has adopted a written audit committee charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.”

Compensation Committee

The compensation committee’s responsibilities include the following:

•	reviewing and approving the compensation programs applicable to our executive officers;

•	recommending to the board and periodically reviewing policies for the administration of the executive compensation programs;

•

reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers, evaluating the performance of the executive officers in light of those goals, objectives and strategies, and setting the compensation level of the executive officers based on this evaluation;

•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•	administering and making awards under the company’s 2007 Stock Option and Incentive Plan and monitoring and supervising the administration of any other benefit plans the company may have; and

•	reviewing and approving compensation to outside directors.

The compensation committee has the authority to determine the compensation of the chief executive officer and the non-employee directors, including the executive chairman. At least annually the compensation committee considers the results of the company’s operations and its financial position and makes compensation determinations. The compensation committee has not engaged or relied on consultants, instead relying on the judgment and knowledge of its own members. It views the determination of such compensation to be a collaborative effort and accordingly it welcomes recommendations and advice from executive officers and other directors. The compensation committee is composed of two members: Martin A. Traber, chairman, and Gregory Politis, each of whom is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. During 2010, Krishna Persaud also served on the compensation committee. As previously stated, Mr. Persaud has chosen not to stand for re-election to the board of directors. He has resigned from the compensation committee. The compensation committee met formally one time during 2010 and otherwise acted by unanimous written consent. The board of directors has adopted a formal compensation committee charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.”

Governance and Nominating Committee

The functions of governance and nominating committee include the following:

•	establishing criteria for selection of potential directors, taking into account all factors it considers appropriate;

•

identifying and selecting individuals believed to be qualified as candidates to serve on the board and recommending to the board candidates to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of the shareholders;

•	recommending members of the board to serve on the committees of the board;

•	evaluating and ensuring the independence of each member of each committee of the board required to be composed of independent directors;

•	developing and recommending to the board a set of corporate governance principles appropriate for our company and consistent with the applicable laws, regulations and listing requirements;

•	developing and recommending to the board a code of conduct for our company’s directors, officers and employees;

•

ensuring that we make all appropriate disclosures regarding the process for nominating candidates for election to the board, including any process for shareholder nominations, the criteria established by the committee for candidates for nomination for election to the board and any other disclosures required by applicable laws, regulations or listing standards;

•

reporting regularly to the board (i) regarding meetings of the committee, (ii) with respect to such other matters as are relevant to the committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the committee may deem appropriate.

The governance and nominating committee is composed of three members: Martin A. Traber, Anthony Saravanos and George Apostolou, each of whom is an “independent director” as defined by Rule 5605(a)(2) of The Nasdaq Stock Market LLC. The governance and nominating committee held two meetings in 2010. The board of directors has adopted a written nominating committee charter. A current copy of the charter is available on our website www.hcpci.com. Click “Investors” and then “Corporate Governance.” Each of the proposed director nominees was recommended by the governance and nominating committee to the board of directors.

The governance and nominating committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the board of directors or management. In evaluating director candidates, the governance and nominating committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the company. The governance and nominating committee has not adopted a specific policy on diversity. However, in practice it has identified and recommended individuals of diverse ethnic, cultural and business backgrounds.

The governance and nominating committee will consider director candidates recommended by shareholders. If you wish to recommend one or more director candidates you should send your recommendations before November 1 of the year preceding the next annual meeting of shareholders to the Secretary of the Corporation, Andrew L. Graham, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, principal occupation or employment and any other attributes or factors you wish the committee to consider, as well as your name, address and telephone number and the class and number of shares you hold. The committee may require the recommended candidate to furnish additional information. The secretary will forward recommendations of qualified candidates to the governance and nominating committee and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the board of directors at the Annual Meeting of the Shareholders, rather than recommend a candidate to the governance and nominating committee, must comply with the advance notice requirements set forth in our bylaws. See “Shareholder Proposals for Presentation at the 2011 Annual Meeting” for further information.

Board of directors Leadership Structure

Our business and affairs are managed under the direction of the board of directors. Under our current leadership structure Paresh Patel serves as executive chairman of the board and Francis X. McCahill serves as chief executive officer. Mr. McCahill also serves as a director. Mr. Patel’s role as executive chairman of the board includes leading the board in its annual evaluation of our chief executive officer (in conjunction with the recommendations of the compensation committee), providing continuous feedback on the direction and performance of the company, serving as chairman of regular meetings of the board of directors, setting the agenda of meetings of the board of directors (along with chief executive officer, Francis X. McCahill) and leading the board of directors in anticipating and responding to changes in our business. Mr. Patel plays a significant role also in formulating and executing the company’s strategic plans, technology efforts and investment decisions. We believe board oversight and planning is a collaborative effort among the directors, each of whom has unique skills, experience and education, and this structure facilitates collaboration and communication among the directors and management and makes best use of their respective skills. The board of directors may determine to alter this leadership structure anytime based on then existing circumstances.

Board of directors’ Role in Risk Oversight

The board of directors plays a significant role in monitoring risks to the company. Where major risks are involved, the board of directors takes a direct role in approving those matters. For example, the board of directors annually approves the level and design of our reinsurance program. Reinsurance is insurance we buy from other insurance companies to cover hurricanes and other catastrophes. The board of directors also approves any strategic initiatives and any large or unusual investment or other such expenditure of the company’s resources. The board of directors has established committees to assist in ensuring that material risks are identified and managed appropriately. Among them are the audit committee, the compensation committee, the investment committee and the governance and nominating committee. The board and its committees regularly review material operational, financial, compensation and compliance risks with executive management. The audit committee is responsible for assisting our board of directors in its oversight of the quality and integrity of our accounting, auditing and reporting practices and discussing with management our processes to manage business and financial risk. The compensation committee considers risk in connection with its design of our compensation programs for our executives. The investment committee manages the company’s normal investments. The governance and nominating committee regularly reviews the company’s corporate governance structure and board committee assignments. Each committee regularly reports to the board of directors.

AUDIT COMMITTEE REPORT

TO: The Board of Directors of Homeowners Choice, Inc.

The audit committee oversees the financial reporting processes of Homeowners Choice, Inc. on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the annual report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with representatives of Hacker, Johnson & Smith P.A., the company’s independent registered public accounting firm responsible for auditing the company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the company’s accounting principles. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee discussed with representatives of Hacker, Johnson & Smith P.A. the overall scope and plans for their audit. The audit committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The audit committee has appointed Hacker, Johnson & Smith P.A. as the company’s independent registered public accounting firm for the year ending December 31, 2011.

AUDIT COMMITTEE

Anthony Saravanos

George Apostolou

Krishna Persaud

EXECUTIVE AND DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our “named executive officers,” which for a smaller reporting company means our chief executive officer, our two most highly compensated executive officers who served as executive officers at December 31, 2010 and two additional individuals who would be the most highly compensated individuals had they been serving as executive officers at December 31, 2010. For clarity, the company has elected to include Sanjay Madhu as a named executive officer.

Name and Principal Position	Year	Salary	Bonus		Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Francis McCahill, III	2010	$200,000	$155,000		—	—	—	—	$15,840	(2)	$370,840
chief executive officer	2009	$200,000	$65,000		—	—	—	—	$12,100	(2)	$277,100

Richard R. Allen	2010	$145,000	$15,000		—	—	—	—	—		$160,000
chief financial officer	2009	$145,567	$37,500		—	—	—	—	—		$183,067

Paresh Patel	2010	—	$285,000	(4)	—	—	—	—	$337,000	(3)	$622,000
executive chairman	2009	—	—		—	—	—	—	$339,000	(3)	$339,000

Sanjay Madhu	2010	$144,000	$22,000		—	—	—	—	—		$166,000
vice president of marketing and investor relations	2009	$144,000	$37,500		—	—	—	—	—		$181,500

(1)	There were no options granted by the company in 2010 or 2009.
(2)	This amount represents a housing allowance paid to Mr. McCahill for lodging near to our headquarters.
(3)	The 2010 amount represents $300,000 paid to Scorpio Systems, Inc. for consulting services and $37,000 in directors’ fees earned or paid in cash. The 2009 amount represents $300,000 paid to Scorpio Systems, Inc. for consulting services and $39,000 in directors’ fees earned or paid in cash. Scorpio Systems, Inc. is owned and controlled by Mr. Patel (See “Transactions with Related Persons”).

(4)	This amount represents directors’ fees earned or paid in cash. Mr. Patel was awarded this amount individually as a bonus by the board of directors.

Employment Agreements

Certain executives’ compensation and other arrangements are set forth in employment agreements. These employment agreements are described below.

Francis X. McCahill, III. On May 1, 2007, we entered into an employment agreement with Mr. Francis X. McCahill, III, our president and chief executive officer. The agreement continues until Mr. McCahill’s death or disability. Under the terms of the agreement, Mr. McCahill was entitled to a base salary of $200,000 through December 31, 2010. In February 2011, Mr. McCahill’s base salary was increased to $225,000 retroactive to January 1, 2011. He is also eligible to receive an annual bonus, which may be granted at the sole discretion of the board of directors. Mr. McCahill is entitled to participate in all of our pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as our other employee officers participate. The agreement provides that, if we terminate Mr. McCahill’s employment without cause then he will be entitled to severance compensation in the amount of his base salary and his health and welfare benefits for the 6-month period following the date of termination. The agreement provides that if Mr. McCahill’s employment is terminated due to death or disability, he will be entitled to any unpaid base salary owing to him up through and including the date of termination. If we terminate Mr. McCahill’s employment for cause, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. If Mr. McCahill chooses to terminate his employment, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. The agreement provides that during the time of his employment and ending two years from the termination of the agreement, he may not solicit our customers and will not engage in or own any business that is competitive with us. Mr. McCahill has given notice to the company of his intention to resign from all offices and directorships within the company.

Richard R. Allen. On May 1, 2007, we entered into an employment agreement with Mr. Richard R. Allen, our chief financial officer. The agreement continues until Mr. Allen’s death or disability. Under the terms of the agreement, Mr. Allen is entitled to a base salary of $145,000. He is also eligible to receive an annual bonus, which may be granted at the sole discretion of the board of directors. Mr. Allen is entitled to participate in all of our pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as our other employee officers participate. The agreement provides that, if we terminate Mr. Allen’s employment without cause then he will be entitled to severance compensation in the amount of his base salary and his health and welfare benefits for the 6-month period following the date of termination. The agreement provides that if Mr. Allen’s employment is terminated due to death or disability, he will be entitled to any unpaid base salary owing to him up through and including the date of termination. If we terminate Mr. Allen’s employment for cause, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. If Mr. Allen chooses to terminate his employment, he will only be entitled to the unpaid base salary owing to him up through and including the date of termination. The agreement provides that during the time of his employment and ending two years from the termination of the agreement, he may not solicit customers and will not engage in or own any business that is competitive with us.

Consulting Agreement and License Agreement

We have a consulting agreement and a license agreement with Scorpio Systems, Inc., which is controlled by Paresh Patel, our executive chairman. (See “Transactions with Related Persons.”)

Outstanding Equity Awards at Year End 2010

The following table sets forth information regarding outstanding stock option awards held by our named executive officers at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option.

Name	Number of Securities Underlying Unexercised Options — Exercisable		Number of Securities Underlying Unexercised Options — Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Francis McCahill, III	100,400	(1)	49,600	—	$2.50	05/31/2017
Richard R. Allen	13,600	(1)	6,400	—	$2.50	05/31/2017
Paresh Patel	60,000	(2)	—	—	$2.50	07/31/2017
Paresh Patel	60,000	(3)	—	—	$2.50	05/31/2017
Paresh Patel	30,000	(4)	—	—	$2.50	05/31/2017
Sanjay Madhu	—		—	—	—	—

(1)	Vest annually over a 5-year period which commenced May 30, 2007.
(2)	Became vested and exercisable when the company’s market price reached $7.50 per share.
(3)	Vest monthly in 5,000 share increments commencing June 1, 2007
(4)	Vest annually over a 3-year period which commenced May 30, 2007.

Potential Payments upon Termination or Change-in-Control

Mr. McCahill and Mr. Allen are the only named executive officers due compensation in the event of the termination of employment. The amount of compensation payable to such named executive officers upon voluntary termination, involuntary termination without cause, termination with cause and termination in the event of permanent disability or death of the executive is set forth above under “Employment Agreements.”

Director Compensation

The following table sets forth information with respect to compensation earned by each of our directors (other than “named executive officers”) during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(3)	Non-Equity Deferred Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
George Apostolou	$50,000	—	—	—	—	—	$50,000
Krishna Persaud	$61,000	—	—	—	—	—	$61,000
Gregory Politis	$50,000	—	—	—	—	—	$50,000
Martin A. Traber	$54,000	—	—	—	—	—	$54,000
Anthony Saravanos	$52,000	—	—	—	—	—	$52,000
Garth A. Vernon (2)	$41,333	—	—	—	—	—	$41,333

(1)	There were no options granted by the company in 2010.
(2)	Mr. Vernon resigned from the company’s board of directors effective May 26, 2010.
(3)	The aggregate number of stock options outstanding for each director (other than named executive officers) as of December 31, 2010 was as follows.

Options
George Apostolou	—
Krishna Persaud	—
Gregory Politis	140,000
Martin A. Traber	170,000
Anthony Saravanos	30,000

In 2010 directors were entitled to cash directors’ fees of $5,000 per quarter, plus $1,000 per meeting attended. Each non-employee director at May 30, 2007 was awarded the right to purchase 30,000 shares at $2.50 per share. Those options vest over three years and expire May 31, 2017. Founders Gregory Politis and Martin A. Traber each received additional options to purchase 160,000 shares at $2.50 per share. Those options vest monthly in 5,000 share increments commencing June 1, 2007

Compensation Policies Relating to Risk Management

The board of directors has identified no compensation policies or practices that are reasonably likely to have material adverse effect on the company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRINCIPAL REGISTERED PUBLIC ACCOUNTING FIRM

Hacker, Johnson & Smith P.A. was our principal registered public accounting firm for 2010 and our audit committee has selected Hacker, Johnson & Smith P.A. as our principal registered public accounting firm for 2011. We expect one or more representatives of Hacker, Johnson & Smith P.A. will attend our 2011 Annual Meeting. They will be given an opportunity to address the meeting if they desire to do so and we expect them to be available to respond to appropriate questions.

AUDIT FEES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2010 and 2009 provided by Hacker, Johnson & Smith PA, our principal accountant:

	2010	2009
Audit Fees	$115,000	108,000
All Other Fees	25,000	—
Total	$140,000	108,000

“Audit Fees” represent fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. “All Other Fees” represent fees billed for services provided to us not otherwise included in the categories above, primarily fees related to the review of our registration statement in connection with our preferred stock offering.

PRE-APPROVAL POLICIES

All auditing services and non-auditing services are pre-approved by the audit committee. The audit committee delegated this authority to the chairman of the committee for situations when pre-approval by the full committee is inconvenient. Any decisions by the chairman must be disclosed at the next audit committee meeting. Pre-approval of non-audit services must be disclosed in quarterly and annual reports.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 11, 2011 by:

•	each person who is known by us to beneficially own more than 5% of our outstanding common stock,

•	each of our directors and named executive officers, and

•	all directors and named executive officers as a group.

The number and percentage of shares beneficially owned are based on 6,061,802 common shares outstanding as of April 11, 2011. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of April 11, 2011, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is Homeowner’s Choice, Inc., 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

	Beneficially Owned
Name and Address of Beneficial Owners	Number of Shares	Percent
Francis X. McCahill, III (1)	127,700	2.06%
Paresh Patel (2)	542,406	8.64%
Richard R. Allen (3)	17,250	* %
Sanjay Madhu (4)	117,950	1.94%
George Apostolou (5)	144,500	2.38%
Harish M. Patel (11)	64,000	1.05%
Krishna Persaud (6)	120,000	1.98%
Gregory Politis (7)	390,000	6.29%
Anthony Sarvanos (8)	113,600	1.86%
Martin A. Traber (9)	255,000	4.09%
Mark S. Berset (10)	331,500	5.33%
Other executive officers	2,500	* %

All Executive Officers and Directors as a Group (11 individuals)	1,894,906	30.63%

*	Less than 1.0%
(1)	Includes 2,000 shares held by Francis & Karen McCahill and includes 125,200 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 500 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. The warrants are held by Francis & Karen McCahill.
(2)	Includes 284,000 shares held by Paresh & Neha Patel, 150,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days, 10,000 shares issuable pursuant to conversion privileges with respect to Homeowners Choice, Inc. Series A preferred shares, and 57,406 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the shares issuable pursuant to warrants 54,956 are issuable to Mr. Patel’s individual retirement account.
(3)	Includes 450 shares held by Richard & Fatemeh Allen and 16,800 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.
(4)	Includes 110,000 shares held by Universal Finance & Investments, LLC, voting and investment power over which is held by Mr. Madhu, 2,100 shares held in Mr. Madhu’s individual retirement account, 3,000 shares held in the individual retirement account of Stacy Madhu, and 200 shares held by Mr. Madhu’s son and includes 2,650 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the shares issuable pursuant to warrants, 1,050 shares are issuable to Mr. Madhu’s individual retirement account, 1,500 shares are issuable to the individual retirement account of Stacy Madhu and 100 shares are issuable to Mr. Madhu’s son.
(5)	Includes 105,000 shares held by George & Poppe Apostolou, 5,000 shares issuable pursuant to conversion privileges with respect to Homeowners Choice, Inc. Series A preferred shares held by Apostolou-Berset, LLC, and 1,500 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days.

(6)	Includes 120,000 shares held by Homeowners Choice Holdings LLC, voting and investment power over which is held by Mr. Persaud. The shares held by Homeowners Choice Holdings LLC have been pledged as security for a loan.
(7)	Includes 200,000 shares held by Gregory & Rena Politis and 140,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.
(8)	Includes 80,000 shares held by HC Investment LLC, voting and investment power over which is held by Mr. Saravanos, 800 shares held by Anthony & Maria Saravanos, 800 shares held by Mr. Saravanos as custodian for his niece, Eliana Tuite, and 800 shares held by Mr. Saravanos as custodian for his nephew, Nolan Tuite, and includes 30,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 1,200 shares issuable pursuant to warrants that are currently exercisable or become exercisable within 60 days. Of the shares issuable pursuant to warrants, 400 shares are issuable to Anthony & Maria Saravanos, 400 shares are issuable to Mr. Saravanos as custodian for his niece, Eliana Tuite, and 400 shares are issuable to Mr. Saravanos as custodian for his nephew, Nolan Tuite.
(9)	Includes 170,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days and 5,000 shares issuable pursuant to conversion privileges with respect to Homeowners Choice, Inc. Series A preferred shares.
(10)	Mr. Berset’s business address is 1 Beach Drive Southeast, St. Petersburg, Florida 33701-3972. Includes 173,500 shares held by Mark & Linda Berset, 3,000 shares held by Mr. Berset’s individual retirement account, 5,000 shares issuable pursuant to conversion privileges with respect to Homeowners Choice, Inc. Series A preferred shares held by Apostolou-Berset LLC, and 150,000 shares issuable pursuant to options that are currently exercisable or become exercisable within 60 days.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in next year’s proxy statement and form of proxy for presentation at the 2012 Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is December 31, 2011, 120 days before mailing unless the date of the 2011 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2010 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2011 Annual Meeting.

Shareholders wishing to submit proposals for the 2012 Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 10 of our bylaws. To be timely, notice of the proposal must be received by the company by March 15, 2012, unless the date of the 2012 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2011 Annual Meeting, in which case the notice must be delivered at least 45 days before the company sends its proxy materials to shareholders for the 2012 Annual Meeting.

Address proposals to Homeowners Choice, Inc., Attention: Andrew L. Graham, Secretary of the Corporation, 2340 Drew Street, Suite 200, Clearwater, Florida 33765. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

APPENDIX A

PROXY

A-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M.
Eastern Time the day before the cut-off date or meeting
date. Have your proxy card in hand when you access the
web site and follow the instructions to obtain your records
and to create an electronic voting instruction form.

HOMEOWNERS CHOICE, INC. 2340 DREW STREET SUITE 200 CLEARWTER, FL 33765

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐

1. Election of Directors Nominees

01 Sanjay Madhu 02 Anthony Saravanos

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2 RATIFICATION OF APPOINTMENT OF HACKER, JOHNSON & SMITH P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

HOMEOWNERS CHOICE, INC.

Annual Meeting of Stockholders

May 25, 2011 3:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paresh Patel and Andrew L. Graham, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOMEOWNERS CHOICE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 03:00 PM, EST on 5/25/2011, at the 5300 W. Cypress Street, Suite 100, Tampa FL 33607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side